AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 2020

Registration No. 333-184126

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 12 TO

FORM S-11

on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INDUSTRIAL PROPERTY TRUST

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

61-1577639
(I.R.S. Employer Identification Number)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Dwight L. Merriman III
Managing Director, Chief Executive Officer
518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Alice L. Connaughton

Morrison & Foerster LLP

2000 Pennsylvania Avenue NW, Suite 6000

Washington, DC 20006

(202) 887-1500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 12 to Form S-11 on Form S-3 (the “Amendment”) relates to the Registration Statement of Industrial Property Trust (the “Company”) originally filed on Form S-11 on September 27, 2012 with the Securities and Exchange Commission and subsequently amended by a post-effective amendment on Form S-3 on August 30, 2017 (File No. 333-184126) (the “Registration Statement”). The Registration Statement registered up to $311,912,425 of the Company’s common shares to be offered pursuant to the Company’s distribution reinvestment plan. The Company terminated its distribution reinvestment plan on January 8, 2020, in connection with its completion of the sale of substantially all of its assets. Pursuant to its undertaking set forth in the Registration Statement, the Company is filing this Amendment to deregister $216.3 million of shares that remain unsold under the Registration Statement. The Company hereby terminates the offering of shares pursuant to this Registration Statement and deregisters all of the common shares that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, March 4, 2020.

INDUSTRIAL PROPERTY TRUST

By:	/s/ Dwight L. Merriman III

Dwight L. Merriman III
Managing Director, Chief Executive Officer
(Principal Executive Officer)

Note: No other person is required to sign this Amendment in reliance on Rule 478 of the Securities Act of 1933.

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